Exhibit 5.1

June 23, 2009

Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	441-299-4923 cggarrod@cdp.bm CGG\kap\Corpdoc 289696/328554

Dear Sirs

Assured Guaranty Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (No. 333-152892) (the “Registration Statement”) and in connection with the issuance and sale of 44,250,000 common shares, par value U.S.$0.01 per share (the “Common Shares”) of the Company as described in the prospectus supplement, dated June 18, 2009 (the “Common Share Prospectus Supplement”) and 3,450,000 equity units (the “Equity Units”) of the Company as described in the prospectus supplement, dated June 18, 2009 (the “Equity Units Prospectus Supplement”).

Each Equity Unit will consist of (a) a purchase contract (each, a “Purchase Contract”) to be issued pursuant to the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), to be dated June 24, 2009, among the Company, The Bank of New York Mellon, as collateral agent, custodial agent and securities intermediary, and The Bank of New York Mellon, as purchase contract agent (the “Purchase Contract Agent”),and (b) a 1/20th or 5.0% undivided beneficial ownership interest in a senior note of the Company’s subsidiary, Assured Guaranty US Holdings Inc. (“AG US”).

The Notes will be issued pursuant to an indenture, dated as of May 1, 2004 (the “Base Indenture”), between AG US, the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of June 24, 2009 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between AG US, the Company and the Trustee and fully and unconditionally guaranteed (the “Guarantees”) by the Company.

The Purchase Contract and Pledge Agreement, Indenture, Purchase Contracts and Guarantees are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement, the Purchase Contract and Pledge Agreement, the Base Indenture and the Supplemental Indenture, including the Guarantees. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on June 23, 2009, a certified copies of resolutions of the board of directors of the Company dated December 10, 2007 and May 7, 2009 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein and (f) that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court[, whether or not it was applying the Foreign Laws,] if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                           The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                           When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.                           The Company has taken all corporate action required to authorise its execution, delivery and performance of the Indenture, including the Guarantees, the Purchase Contract and Pledge Agreement and the Purchase Contracts.  The Indenture, including the Guarantees, has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN